SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 17, 2003

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                       -----------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    0-23975                    16-1545669
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(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, New York             14095-0514
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (716) 625-7500

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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Items 1, 2, 3, 4, 6, 8 and 9: Not Applicable.

Item 5. Other Events

      On January 17, 2003, First Niagara Financial Group, Inc. (the "Company") issued a press release disclosing that it has consummated its second-step conversion and the related public offering of common stock. In the conversion and offering, the Company issued a total of 67,362,948 shares of common stock. A total of 41,000,000 shares were sold in subscription, community and syndicated offerings, at $10.00 per share, to depositors of First Niagara Bank and other investors. As part of the conversion, an additional 26,362,948 shares were issued to the former public stockholders of First Niagara Financial Group, Inc. The exchange ratio was 2.58681 new shares for each share of First Niagara Financial Group, Inc. held by public stockholders as of the close of business on January 17, 2003.

      Additionally, the Company announced that it has completed the acquisition of Finger Lakes Bancorp, Inc. Under the terms of the merger agreement, stockholders of Finger Lakes Bancorp, Inc. received merger consideration of $20.00 per share, 50% of which was paid in cash and 50% of which was paid in stock. Stockholders as of the close of business on January 17, 2003 received an aggregate of 3,355,868 shares of First Niagara Financial Group, Inc. stock and cash payments totaling $33.6 million. Stockholders who made a cash election or indicated "No Preference" received $20.00 in cash for each of their Finger Lakes Bancorp, Inc. shares. Stockholders who made a stock election for all or some of their Finger Lakes Bancorp, Inc. shares, received a combination of both First Niagara Financial Group, Inc. shares and cash, based on a stock proration factor of 0.761975845. A copy of the press is filed as exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

(a)   Not Applicable.

(b)   Not Applicable.

(c)   Exhibits.

      Exhibit No.            Description
      -----------            -----------

      99.1                   Press release dated January 17, 2003

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      FIRST NIAGARA FINANCIAL GROUP, INC.


DATE: January 17, 2003                By: /s/ Paul J. Kolkmeyer
                                          --------------------------------------
                                          Paul J. Kolkmeyer
                                          Executive Vice President,
                                          Chief Operating Officer and
                                          Chief Financial Officer
                                          (Duly authorized representative)